UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

---------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 28, 2009

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-30121	22-2050748
State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	I.R.S. Employer Identification No.

1020 Briggs Road,

Mount Laurel, New Jersey

08054

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 30, 2009, Ulticom, Inc. (the “Company”) issued a press release announcing that it had filed its Quarterly Reports on Form 10-Q covering the first and second quarters of fiscal 2009 (quarters ended April 30, 2009 and July 31, 2009) with the Securities and Exchange Commission. The Company also provided preliminary estimates of financial results for its fiscal quarter ended October 31, 2009. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2009, the Board of Directors (the “Board”) of the Company approved amendments, effective upon adoption, to the Amended and Restated By-Laws of the Company (the “By-Laws”) to (i) clarify the applicability of advance notice requirements contained in Article II, Section 11 to shareholder proposals and nominations of directors at any annual meeting, (ii) update and clarify certain provisions of Article IV relating to meetings and procedures of committees of the Board, and (iii) permit the Company to issue and recognize transfers of uncertificated shares in the Direct Registration System, as provided in Sections 1 and 2 of Article VI, as amended. A copy of the By-Laws, as amended and restated, is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference. Investors are encouraged to review the actual text of the amendments for more information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Ulticom, Inc., as amended and restated on October 28, 2009.
99.1	Press release, dated October 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

Date: October 30, 2009	By:	/s/ Shawn K. Osborne
		Name:	Shawn K. Osborne
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Ulticom, Inc., as amended and restated on October 28, 2009.
99.1	Press release, dated October 30, 2009.